              EXCLUSIVE LICENSE AGREEMENT
             CASINOVATIONS INCORPORATED
                        AND
             TECHNOLOGY DEVELOPMENT CENTER, LLC.

1. PARTIES

1.1   This Agreement is made by and between;

(a) Casinovations Incorporated, a Washington corporation doing business in Nevada, whose business address is 3909 S. Maryland Pkwy, Suite 311, Las Vegas, Nevada 89119, hereinafter referred to as "Licensee"; and,
(b) Technology Development Center, LLC. whose address is 2603 S. Highland Drive, Las Vegas, Nevada 89109, hereinafter referred to as 'Licensor".


2.   BACKGROUND

2.1 Licensor has acquired or developed technology known as a "Coin Operating Machine Having An Electronically Identified Coin Collection Box" and has devoted substantial time, effort and money to that development. As a result of Licensor's efforts it now owns certain claims to pending patent rights, trade secrets, know-how and other proprietary information relating to such technology.

2.2 Licensee is engaged in the development and marketing of equipment in the gaming industry. Licensee desires to acquire exclusive rights to the technology developed by or for Licensor and to distribute, sell, lease, use, service and promote products utilizing such technology.

2.3 In consideration of the premises, covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto have agreed to the terms and conditions provided in this Agreement.

3. DEFINITIONS

3.1 Licensor is the owner of all right, title, and interest to the inventions described in:

(a) U.S. Patent Application Serial No. 08-675,899, originally filed July 5, 1996, entitled "Coin Operating Machine Having An Electronically Identified Coin Collection Box";

(b) Any and all patents and/or patent applications, including foreign patent and patent applications which Licensor has filed, relating to any one of the above referenced patents or patent applications which Licensor has filed.

3.2 "Licensed Inventions", "Licensed Patents" and "Licensed Patent Rights"; The inventions so described above will be referred to herein as the "Licensed Inventions". Licensed Inventions also include any inventions included in any application filed on Licensed Technology as defined hereinafter. Said patent applications and any other patents granted on the Licensed Inventions will be referred to herein as the "Licensed Patents". The Licensed Patents have associated Patent Rights and will be referred to herein as "Licensed Patent Rights".

3.3 "Licensed Technology"; In addition to the technical information contained in the referenced patent applications, other related technical and business information have also been developed by Licensor generally relating to the inventions described in the above-referenced patent applications and prototypes and subsequent designs developed for the filing of such patent applications. Exclusive rights under the laws of trade secrets and know-how protect all or substantially all of such proprietary information. The Licensed Inventions, Licensed Patents, and Licensed Patent Rights which may be granted thereon, and related trade secrets, know-how, production tooling, and other proprietary information to be licensed under this Agreement are hereinafter referred to for convenience and brevity as "Licensed Technology".

3.4 "Licensed Copyright Works"; Additionally, Licensor may provide works having copyrights (herein referred to as the "Copyrights") in certain writings, including computer software, business plans. technical descriptions, and related drawings, writings and other works produced by or for Licensor which relate specifically to the Licensed Technology. Such works are also being licensed under this Agreement and are hereinafter referred to as the "Licensed Copyright Works". The subject matter of such Licensed Copyright Works may include proprietary, trade secret or know-how information within the definition of Licensed Technology.

3.5 "Licensed Technology Rights"; Licensor has exclusive property rights under the laws of the United States and foreign countries in such Licensed Technology including potential patent rights, copyrights, trade secret rights, know-how rights and technical information rights. Such exclusive rights shall herein be referred to as the "Licensed Technology Rights". Additionally, there are rights in the Licensed Copyright Works which exist for the written. graphic or other expression which is legally and conceptually separable from the technological content being expressed. Such expressions are protected under the Copyrights associated with such Licensed copyright Works and the Copyrights associated therewith may outlive any exclusive rights in the Licensed Technology.

3.6 "Licensed Trademarks" and "Licensed Trademark Rights"; Licensor further desires to license certain trademarks which may be created for use in connection with the Licensed Technology. Any such trademarks agreed to be licensed hereunder by the parties are herein referred to as "Licensed Trademarks". The rights associated with such Licensed Trademarks are herein referred to as "Licensed Trademark Rights".

3.7 "Licensed Products"; Products which use the Licensed Technology and/or Licensed Copyright Works and/or Licensed Trademarks are herein referred to as "Licensed Products". Use of the Licensed Technology and/or Licensed Copyright Works and/or Licensed Trademarks for purposes of this definition shall include products which incorporate designs which are based on the Licensed Technology and/or Licensed Copyright Works and/or Licensed Trademarks, products which use any products included in the Licensed Technology and/or Licensed Copyright Works and/or Licensed Trademarks, and products which are produced using any new production processes included in the Licensed Technology and/or Licensed Copyright Works and/or Licensed Trademarks.


4. PURPOSE OF AGREEMENT

4.1 Licensee wishes to gain access to the proprietary information embodying and describing the Licensed Technology and to obtain exclusive licenses under the Licensed Technology Rights, Licensed Copyrights and Licensed Trademark Rights for purposes of conducting business using such Licensed Technology, Licensed Copyrights and Licensed Trademarks.

5. GRANT OF EXCLUSIVE TECHNOLOGY AND PATENT LICENSE

5.1 Licensor hereby grants to Licensee exclusive licenses under the Licensed Technology to:

(a) Distribute, sell, lease, use, service and promote products or practice methods under the Licensed Patents;

(b) Distribute, sell, lease, use, service and promote products which incorporate or use the Licensed Technology;

(c) Practice methods contained in the Licensed Technology; and,

(d) Practice methods or processes contained in the Licensed Technology.

5.2 The rights provided in this part include an exclusive license under the Licensed Patent Rights obtained by Licensor on the Licensed Technology, except as otherwise provided in this Agreement.

6. GEOGRAPHICAL SCOPE OF THE EXCLUSIVE TECHNOLOGY AND PATENT RIGHTS

6.1 The geographical scope of the technology licenses granted shall be the United States of America and all foreign countries.

7. GRANT OF TRADEMARK LICENSE

7.1 Licensor hereby grants to Licensee a exclusive license to use the Licensed Trademarks, in connection with the sale, distribution, promotion or use of the Licensed Products except as otherwise provided in this Agreement.

8. GEOGRAPHICAL SCOPE OF TRADEMARK LICENSE

8.1 The geographical scope of the trademark license granted above shall be the United States of America and all foreign countries.


9. GRANT OF COPYRIGHT WORKS LICENSE

9.1 Licensor hereby grants to Licensee a exclusive license to exercise any rights available under copyrights in the United States and all foreign countries in which there are rights in the Licensed Copyright Works, in connection with the sale, distribution, promotion or use the Licensed Products except as otherwise provided in this Agreement.

10. GEOGRAPHICAL SCOPE OF COPYRIGHT WORKS LICENSE

10.1 The geographical scope of the Copyright Works License above shall be the United States of America and all foreign countries.


11. MANUFACTURE OF LICENSED PRODUCTS

11.1 Licensee may either manufacture the Licensed Products directly or have such manufactured by others, on it's behalf.

12.  LICENSE ACQUISITION PAYMENTS

12.1 To acquire this license agreement and in consideration for the rights and license granted hereunder, Licensee agrees to pay or transfer to Licensor upon signing of this Agreement;

(a) A Promissory Note Secured by assets of Licensee, payable to Licensor, for Fifty Thousand Dollars ($50,000) payable in 5 monthly installments of Ten Thousand Dollars ($10,000) each, first payment due on November 14, 1997.

(b) A Promissory Note Secured by assets of Licensee, payable to Licensor, for Fifty Thousand Dollars ($50,000) payable in 12 equal monthly installments plus simple interest at ten (10) percent per year, first payment and interest due on April 15, 1998.

12.2 All payments, notes and payments on notes as set forth in this section are non refundable.


13. ROYALTIES

13.1 Licensee shall pay to Licensor Seven Dollars and Fifty Cents ($7.50) per each Licensed Product sold, rented, leased, or otherwise used for profit, by Licensee, provided that the Licensee receives a net compensation in excess of $7.50 for each Licensed Product sold, rented, leased or otherwise used for profit.

13.2 Licensee shall be entitled to a credit against the amount of any future royalties payable to Licensor for any:

(a) Licensed Product sold by Licensee under this Agreement but for which full credit is granted to a customer due to defect in the Licensed Product, and;

(b) Licensed Product that are lost or damaged in transit and for which Licensee is not reimbursed by insurance payments or otherwise.

(c) Licensed Product sold by Licensee under this Agreement for which Licensee cannot collect payment.

(d) Licensed Product sold by Licensee under this Agreement but for which full credit is granted to a customer due to returned items.


13.3 Royalties owed under this Agreement will be paid quarterly, with each quarterly payment payable within thirty (30) days after the expiration of each calendar quarter.

13.4 All monetary amounts specified in this Agreement are in United States Dollars.

13.5 All payments made by Licensee hereunder shall be made payable to Licensor, Technology Development Center, LLC., at Licensor's address indicated herein or to Licensor's assignee at such place as shall be designated in writing by Licensor from time to time.

13.6 Any royalties, payments or other compensation not paid by the due date shall bear simple interest at the rate of one and one-half percent (l 1/2%) per month or any part of a month overdue, unless a smaller rate applies by law in which case the legal rate nearest thereto shall apply.

13.7 Licensor shall have the right to terminate this agreement, with proper notice, if any royalties, payments, or other compensation is not paid within 6 months of the due date, unless such failure to make payment is the result of any breach of this agreement by Licensor.

13.8 All royalty payments as set forth in this section are non refundable.

14. PERFORMANCE BY LICENSEE

14.1 Licensee shall sell or lease Licensed Product in minimum quantities to meet the following minimum royalty payments, or in the alternative, pay to Licensor minimum royalties according to the following schedule. Failure by Licensee to achieve the specified minimum sale or lease of Licensed Products, or in the alternative, pay to Licensor minimum royalties according to the following schedule shall be deemed a material breach of this Agreement.;

 (a) Starting from the date of the signing of this agreement to the last day of June, 1998, minimum royalties totaling Twenty Five Thousand Dollars ($25,000) shall have been paid to Licensor;

 (b) Starting from July 1, 1998 to the last day of the year 1998, minimum royalties totaling Twenty Five Thousand Dollars ($25,000) shall have been paid to Licensor;

 (c) Starting from January 1, 1999 to the last day of June, 1999, minimum royalties totaling Sixty Three Thousand Dollars ($63,000) shall have been paid to Licensor;

 (d) Starting from July 1, 1999 to the last day of the year 1999, minimum royalties totaling Sixty Three Thousand Dollars ($63,000) shall have been paid to Licensor;

(e) Starting from January 1, 2000, and continuing in perpetuity every six (6) months thereafter, minimum royalties totaling Seventy Five Thousand Dollars ($75,000) shall have been paid to Licensor for each six (6) month period provided this Agreement is in full force and effect.

14.2 The Licensee shall be under no obligation to sell or lease the Licensed Products and pay the minimum royalties described herein above in Section 14.1 during the time that any of the following events are in existence and materially impair the ability of the Licensee to sell or lease the licensed products;

(a) Patent, copyrights or trademark infringement claims are made by a third party that materially impair the ability of the Licensee to sell or lease the licensed products.

(b) The existence of any law, rule or regulation pertaining to the Licensed Products which substantially impairs or impedes the ability of the Licensor to sell or lease the Licensed Products.

(c) Delays in the sale or lease of Licensed Products due to fire, flood, the elements, strikes, labor disputes or shortages, utility curtailments, acts of God or public enemy, war, law, orders or actions of governmental, civil or military authorities, government requisitions, shortages of equipment or supplies, unavailability of transportation, acts or omission of third parties or any other cause beyond the licensee's control.


15.  TRANSFER OF DOCUMENTATION

15.1 Licensor shall disclose to Licensee at its chosen location, equipment and documentation, including without limitation, drawings, lab books, sketches, design layouts, software, hardware, source codes, copies of patents, copies of patent applications, and related matters currently held by Licensor, that are reasonably needed by Licensee to sell, lease and service the Licensed Product. Licensee shall notify Licensor within thirty (30) days of receipt of said information if more information is required, after which time Licensor's obligation under this paragraph is thereby considered fulfilled and that licensee has obtained all documentation required under this section.

16. PATENT APPLICATION

16.1 Rights to File - Licensee shall have the right to have applications for patents, utility models, design patents and similar forms of legal protection (hereinafter collectively referred to as "patents") filed in Licensor's name, or assigned to Licensor on all patentable inventions or otherwise protectible interests contained within the Licensed Technology with written approval from Licensor. Licensee shall have primary responsibility but not the obligation for preparing, filing and prosecuting any such patent applications, and that all such work shall be done and paid for at Licensee's cost and expense. If Licensee elects in writing not to pay or pursue efforts to secure patent protection, or elects to terminate efforts to secure patent protection in any country, then Licensor may proceed at it's own cost and expense.

16.2 Licensee shall proceed in good faith to timely file and pursue foreign patents within a six month period from the signing of this Agreement.

16.3 Licensee shall provide to Licensor a list of Countries that Licensee will proceed to secure patent protection in within a 3 month period from the signing of this Agreement.


17. QUALITY CONTROL INVOLVING LICENSED PRODUCTS

17.1 Licensee shall notify Licensor in writing prior to the initial distribution of any new Licensed Products as defined in this Agreement, or the initial distribution of Licensed Products into any country. The notification shall explain the products to be distributed and the planned date of first distribution.

17.2 Licensee agrees that Licensor shall have the right during normal business hours, to enter upon or have its representatives enter upon the premises of Licensee or any subcontractors to inspect the quality of Licensed Products being sold, services rendered based on Licensed Products, facilities for manufacturing and packaging of Licensed Products or services which otherwise use or are related to the Licensed Technology.


18. LICENSOR INSOLVENCY

18.1 In the event that Licensor becomes insolvent, bankrupt or unable to conduct business, or appointment of any trustee, receiver or liquidator for substantially all of the assets of Licensor, or institution of any proceedings of the same, or the attachment or seizure of substantially all of the assets of Licensor, this Agreement will remain in full force and effect.

19.   CERTIFICATION OF LICENSED PRODUCTS

19.1 Licensee is responsible for timely obtaining any and all licensing, or other certification as required or deemed desirable from state gaming commissions or other government entities as required by law before selling or offering for sale any Licensed Product. Licensee shall bear all costs related to obtaining such licensing, or other certification.


20. PRODUCTION TOOLING

20.1 Upon termination of this Agreement, Licensor shall have the right but shall not be obligated to purchase production tooling at a reasonable price not to exceed the initial costs incurred by Licensee plus (10) ten percent.

21. DISCLOSURE OF TECHNOLOGY

21.1 The Licensed Technology communicated to Licensee hereunder shall remain the exclusive property of Licensor subject to the licenses granted herein. Except as otherwise expressly contemplated, both Licensor and Licensee agree to use its best efforts to prevent the disclosure of the Licensed Technology insofar as it is proprietary to Licensor to any third party not affiliated with Licensee or Licensor.


22. CONFIDENTIALITY OF DISCLOSURE AND LICENSED TECHNOLOGY

22.1 Licensor and Licensee agree that disclosure from Licensor to Licensee under this Agreement is done in confidence except for the information contained in any issued Licensed Patent. All materials embodying Licensed Technology shall be maintained in confidence as a trade secret and not disclosed except as expressly allowed in this Agreement. Incidental writings and information included in the materials describing and disclosing Licensed Technology are not bound to secrecy and nondisclosure if such writings and information are generally known in the trade or if such writings or information later become generally known in the trade or to the public through no fault of Licensee or Licensor, and such writings and information do not contain confidential information concerning the Licensed Technology.

22.2 Licensor and Licensee agree to mark all materials which include confidential information relating to the Licensed Technology and that said materials shall be marked "Proprietary", "Confidential", "Secret". or with words of similar meaning. All materials embodying confidential Licensed Technology shall remain the property of Licensor.

22.3 Nothing herein shall be implied as restricting Licensee's ability to market Licensed Products.

22.4 Licensor and Licensee agree to keep each others business affairs strictly confidential, except for that which is already publicly known.

23. REGISTRATION OF LICENSE

23.1 If under the law of any jurisdiction other than the United States of America the execution or registration of any registered user or similar agreement in respect of any of the Patents or Licensed Technology is required or permitted in order for Licensee to obtain the full benefit of this Agreement, Licensee may, at its own cost and expense register this Agreement or execute or register the appropriate registered user or similar agreement in order that Licensee shall obtain such full benefit as aforesaid.

24. REIMBURSEMENT FOR EXPENSES

24.1 Licensor agrees to make available reasonable technical assistance free of charge as may be necessary for the employees of Licensee, skilled in the fabrication and design of the Licensed Products, to utilize the technical information licensed hereunder. Such free technical assistance shall be limited to a maximum of (80) eighty hours, as permitted by Licensor's schedule and manpower, and at times specified by Licensor, as may be reasonably requested by Licensee. Travel and other expenses incurred in providing such services shall be paid by Licensee.

24.2 Licensor in its sole discretion may make available to Licensee additional technical assistance at Licensee's request. Licensee agrees to reimburse Licensor for any such services at Licensor's then prevailing rates, which is currently $200 per hour. Travel and other expenses incurred in providing such services shall be paid by Licensee.

25.  IMPROVEMENTS AND DEVELOPMENTS IN LICENSED TECHNOLOGY

25.1 Improvements by Licensor - Improvements, enhancements, trademarks, copyrights or additional inventions that specifically apply and fit within the scope of the Licensed Technology, that are developed by or acquired by Licensor, shall be disclosed to Licensee within one, (1) month of discovery and Licensee shall have the same rights and obligations with respect to such Improvements, enhancements, trademarks, copyrights and additional inventions, starting with disclosure to Licensee, as applies to Licensed Technology in general under this Agreement. Patent applications on any Licensor Improvements shall be handled as indicated in this agreement. Further trademarks created by Licensor may be added to the subject matter of Licensed Trademarks through written trademark addenda submitted by Licensor to Licensee.

25.2 Improvements by Licensee - Improvements, enhancements, trademarks, copyrights or additional inventions that specifically apply and fit within the scope of the Licensed Technology, that are developed by or acquired by Licensee or it's employees, shall be disclosed to Licensor within one, (1) month of discovery and Rights in any improvements, enhancements, trademarks, copyrights or additional inventions shall revert to or be assigned to Licensor. Licensee shall be responsible for any and all costs of obtaining patent protection on any Licensee improvements. If necessary, Licensee shall provide Licensor such reasonable assistance as is necessary to allow Licensor to file any patent applications on Licensee developed improvements.

26. EMPLOYEE INVENTION AGREEMENTS

26.1 Licensee agrees that all Licensee employees, agents and consultants given access to the Licensed Technology shall sign a confidentiality agreement and invention assignment agreement whereby any improvements, enhancements and new inventions relating to the Licensed Technology are required to be disclosed and assigned to the Licensee and then the Licensor.

27. REPORTS AND ACCOUNTING

27.1 Records - Licensee shall keep accurate and timely records of all transactions related to this agreement, including but not limited to; quantity of Licensed Product sold, rented, leased, manufactured, destroyed or otherwise used, by Licensee.

27.2 Reports - Licensee shall provide to Licensor quarterly reports indicating the total quantity of Licensed Product sold, rented, leased, manufactured, destroyed or otherwise used, by Licensee. Such reports shall indicate the total number of such Licensed Product categorized by each organization and the total value of royalties and any other payments owed by Licensee. The reports shall be sent to Licensor by the same due date as any royalty payments which are due or would be due. Reports shall be made even if no royalties are believed owed.

27.3 Accounting - Licensor shall have the right to inspect the records of Licensee and subcontractors which are relevant to the Licensed Technology to indicate the amount of royalties or other compensation owed or paid in connection with this Agreement. Licensor shall also have the right to inspect the records of Licensee and all Subcontractors which are relevant to the quality of Licensed Products so produced by or for Licensee. The rights to inspect indicated herein include the right to have an audit conducted by an appropriate auditing or accounting firm. If an audit indicates that an amount in excess of Five Thousand Dollars is owed to Licensor which should have been previously paid under the provisions of this Agreement, then the cost of the audit shall be fully paid by Licensee.

28. MARKING OF PRODUCTS EMBODYING PATENT RIGHTS, TRADEMARKS AND COPYRIGHTS

28.1 Licensee agrees to mark all labels, advertising, packaging and other instances of use of the Licensed Trademarks with the notification (TM) or with the symbol consisting of an R within a circle to indicate such trademarks are registered, if and when such trademarks do become registered by the United States Patent and Trademark Office. Usage of the Licensed Trademarks by Licensee in the U.S. and/or any foreign country shall comply with all established practices of such Countries for notifying or indicating that the Licensed Trademarks are claimed as exclusive.

28.2 Licensee agrees that all Licensed Products sold, leased or distributed hereunder which is within the scope of any claim issued in a U.S. or foreign patent shall be marked with one or more patent numbers or other notices in a manner consistent with and as required by the laws of the jurisdiction in which the Licensed Products are to be sold or otherwise used or distributed. Failure to so mark all patented products and equipment will subject Licensee to liability to Licensor for losses associated with such failure to mark.

28.3 Licensee also agrees to mark all reproductions, copies and derivative works based on Licensed Copyright Works with notice of the claim to copyrights as required to fully protect such Licensed Copyright Works under the laws of the jurisdiction in which the reproductions, copies or derivative works are to be sold or distributed. Failure to so mark all patented products and equipment will subject Licensee to liability to Licensor for losses associated with such failure to mark.

29. ASSIGNMENT OF RIGHTS AND OBLIGATIONS AND SUBLICENSE

29.1 Because of the nature of Rights and obligation granted hereunder, Licensee can not assign any rights or obligations under this Agreement unless the Licensee has received written authorization from the Licensor.

29.2 Licensee has the right to issue sublicenses only upon written authorization from the Licensor, such authorization shall not be unreasonably withheld. Each sublicense authorization will be issued on a case by case basis through a separate agreement between Licensee, Licensor and third-party sublicensee.

30. LIABILITY RISK AND INDEMNIFICATION

30.1 Licensee agrees to assume all risk of legal liability which may arise from Licensee activities, including but not limited to, providing services, designing, manufacturing, transporting, distributing and selling products licensed under this Agreement. Licensee further warrants and agrees to hold harmless, defend and indemnify Licensor against claims arising from Licensee's activities, including but not limited to, providing services, designing, manufacturing, transporting, distributing and selling products licensed under this Agreement, including any patent, copyright or trademark infringement claims made by third-parties.

31. INSURANCE POLICY FOR MANUFACTURING AND SALE OF PRODUCTS

31.1 If Licensee is engaged in the manufacture or sale of any services other than technical consulting relating to the Licensed Technology, then Licensee shall, throughout the term of this Agreement, obtain and maintain at its own cost and expense, from a qualified insurance company, standard Product Liability Insurance. Such policy shall provide protection against any and all claims, demands, and cause of action arising out of any defects or failure to perform, alleged or otherwise, of the Licensed Products, or any use thereof. The amount of coverage shall be one million dollars ($1,000,000) or an amount which Licensee and Licensor shall establish in writing from time to time. The Licensee agrees to furnish the Licensor a certificate of insurance evidencing same before beginning manufacture or sale of any product or beginning services other than technical consulting services relating to the Licensed Technology.

32.  BEST EFFORTS AND DILIGENCE

Licensee shall use its best efforts to diligently market Licensed Products and Licensed Services. A determination of best efforts and diligence under this part may consider various relevant factors.

33. WARRANTIES OF LICENSOR

33.1 Licensor makes only the warranties expressly made below;

(a) To Licensor's knowledge, up to the date of this Agreement, Licensor has no information indicating that the subject matter of the Licensed Patents infringes any U.S. or foreign patents;

(b) Up to the date of this Agreement there are no actions, suits or proceedings pending or, to the knowledge of Licensor threatened against Licensor in any court or before any administrative agency which would prevent Licensor from completing the transactions provided for herein; Licensor has complied with all laws (including rules and regulations thereunder) of federal, state, and local governments (and all agencies thereof), and no charge, complaint, action, suit, proceeding, hearing, investigation, claim, demand, or notice has been filed or commenced against Licensor alleging any failure to comply with any such law or regulation;

(c) Licensor warrants that prior to this Agreement, no other licenses have been granted to any other persons or entities for the Licensed Technology as defined in this Agreement;

(d) To Licensor's knowledge, as of the date of this Agreement, the Licensed Technology and Licensed Products do not violate any law, rule or regulation of any government or governmental agency.

(e)  Licensor makes no other warranties.

33.2 The Licensor shall indemnify and hold harmless the Licensee from any and all damages or expenses incurred by the Licensee from a breach of the warranties made herein, including the Licensee's attorney fees and costs.

34.  DISCLAIMER OF WARRANTIES BY LICENSOR

34.1 Licensor hereby disclaims all warranties not expressly made herein and further specifically disclaims as set forth below;

(a) No warranty or representation is made that practice of the Licensed Technology by Licensee as allowed under this Agreement will not infringe upon patent, trademark or other rights of a third party;

(b) No warranty or representation is made that additional patent protection will necessarily be obtained or that a patent will issue on the Licensed Technology;

(c) No warranty or representation is made to indemnify Licensee for any claims arising from Licensee's activities under this Agreement;

(d) No warranty or representation is made as to the accuracy, sufficiency, suitability or fitness for Licensee's use of the Licensed Technology nor for the quality or quantity of any licensed item made hereunder and Licensor assumes no responsibility or liability which might arise out of Licensee's use thereof.

 (e) No warranty or representation is made as to the application of Licensed Technology to any particular use or market or is a economically viable product;

(f) Forgoing warranties are in lieu of all other warranties, express or implied, whether arising by law, custom or conduct; In no event shall Licensor be liable for consequential damages.

35. ENFORCEMENT OF PATENT RIGHTS

35.1 Licensee shall have the right to enforce any Licensed Patents against infringers thereof. Licensee, at its option and cost may institute legal proceedings for infringement. If Licensee refuses to institute legal action, then Licensor may at it's election sue for infringement or other cause. Any recovery under such legal actions shall be first used to pay attorney fees, court costs and all other litigation expenses, and second be used to pay Licensor for any payments which are due under this Agreement. The remainder shall be divided between the parties based upon their relative payment of the total litigation costs. Licensor agrees to allow Licensee to take legal action solely in Licensee's name and to additionally include or join Licensor as a party, if necessary.

36.  NOTIFICATION OF INFRINGEMENT

36.1 Licensee and Licensor both agree to notify the other within ten (10) days of becoming aware of any infringement of Licensed Technology by third parties.

37. INTERCHANGE OF TECHNICAL AND MARKET INFORMATION

37.1 Licensor and Licensee agree to Interchange all technical and market information which comes to the attention of Licensor or Licensee, and which relates to the Licensed Technology in the marketing, sale, distribution, design and other aspects of licensing development and marketing of the Licensed Technology.

38. COMPLIANCE WITH EXPORT OF TECHNOLOGY AND OTHER LAWS

38.1 Licensee agrees to comply with all U.S. and foreign government statutes governing import and export of technological information, taxes and other applicable laws. Since the technological information licensed hereunder is initially subject to the laws of the United States, no disclosure to individuals or organizations which constitutes a violation of the export of technology laws or other U.S. or state statute of similar nature or effect, shall occur. The distribution of Licensed Products shall also similarly be controlled by U.S. law or the law of any foreign nation in which such inventions or improvements are created, or as otherwise made applicable under such U.S. or foreign law.

39. TERMINATION BY LICENSOR

39.1 Licensor shall have the right to terminate this Agreement for material breaches by Licensee if Licensee fails to make payments under this Agreement, or if Licensee becomes insolvent, bankrupt or unable to conduct business, or appointment of any trustee, receiver or liquidator for substantially all of the assets of Licensee, or institution of any proceedings of the same, or the attachment or seizure of substantially all of the assets of Licensee, or if Licensee otherwise materially breaches this Agreement, then Licensor may terminate the licenses granted herein. Such termination shall be effectuated by Licensor sending a certified letter, return receipt requested, containing a notice indicating the breach and that termination pursuant to this Agreement will be made if Licensee does not cure the breach. Licensee shall then have a cure period with a duration of sixty (60) days (or if the breach reasonably cannot be cured with the time period allowed within, the breaching party will be allowed such time is reasonably necessary to cure such breach) starting from the date the notification of breach is delivered or presented at the last known notification address during which to cure the breach. If Licensee fails to cure, then termination shall occur upon Licensor's mailing of a notice by certified mail, of termination after the expiration of the cure period.

40. EFFECT OF TERMINATION BY LICENSOR

40.1 If this Agreement is terminated, no Licensed Products may be sold or distributed or any promotional material used, or any Licensed Technology Rights, Trademark Rights or Copyrights by Licensee.

40.2 Upon termination of this Agreement, all payments then owed shall become immediately due and payable, all amounts owed after termination shall be paid within thirty (30) days of the invoiced sale, rental payment or other event creating an obligation to pay.

40.3 Upon termination of this Agreement, all rights licensed herein shall revert to the Licensor who may assign or license to others to use the Licensed Technology, Licensed Trademarks and Licensed Copyrights.

40.4 Upon termination of this Agreement, any and all sublicenses will remain in full force and effect, as stated in those individual sublicense agreements.

40.5 Upon termination of this Agreement, Licensee shall provide to Licensor free of charge the following related materials;

a) Copies of all patents and patent applications related to Licensed
Technology.

b) Copies of all documentation related to the Licensed Technology, including but not limited to, drawings, lab books, sketches, design layouts, source codes.

40.6 Upon termination of this Agreement Licensor shall have the right, but not the obligation to purchase all other materials relating to the Licensed Technology, including but not limited to, equipment, software, hardware, , Licensed Products, all production tooling, and related matters currently held by Licensee, that were needed by Licensee to sell, lease and service the Licensed Product at a reasonable price not to exceed the initial costs incurred by Licensee plus (10) ten percent.

40.7 Upon termination of this Agreement Licensee agrees to stop all further use of the Licensed Technology. The Licensee shall be responsible for any damages caused by the unauthorized use of such materials or reproduction materials which are not turned over.

40.8 Following termination by Licensor, Licensor shall have no obligation to repay to Licensee any monies paid by Licensee under this Agreement.

41. TERMINATION BY LICENSEE

41.1 Licensee shall have the right to terminate this Agreement for material breaches by Licensor. Such termination shall he effectuated by Licensee sending a certified letter, return receipt requested, containing a notice indicating the breach and that termination pursuant to this Agreement will be made if Licensor does not cure the breach. Licensor shall then have a cure period with a duration of sixty (60) days starting from the date the notification of breach is delivered or presented at the last known notification address during which to cure the breach. If Licensor fails to cure, then termination shall occur upon Licensee's mailing of a notice of termination by certified mail, after the expiration of the cure period.

41.2 Notwithstanding anything in the agreement to the contrary, Licensee shall also have the right to terminate this agreement upon sixty (60) days written notice to the Licensor for any of the following reasons:

(a) The Licensee is unable, after reasonable efforts, to obtain a patent for the protection of the Licensed Technology and Licensed Products.

(b) Patent, Copyright or Trademark infringement claims are made by a third party that materially impair the ability of the Licensee to sell or lease the Licensed Products.

(c) The Licensee determines that it is no longer economical to offer the Product to the marketplace.

41.3 The termination of this Agreement under this section 41 shall terminate its obligations to pay the minimum royalties and the balance owed on the second Promissory Note issued in 12.1(b) , as of the date of termination. If the Licensee is in default under the terms of the Promissory Notes at the time of termination under this section 41 , the Licensee shall only be relieved of the obligations under the Promissory Note for the amount that would have been due had the Licensee been current under the terms of the Promissory note and the current minimum royalties stated above. All rights and obligations relating to termination will apply as defined in section 42 titled "EFFECT OF TERMINATION BY LICENSEE".

42. EFFECT OF TERMINATION BY LICENSEE

42.1 If this Agreement is terminated, no Licensed Products may be sold or distributed or any promotional material used, or any Licensed Technology Rights, Trademark Rights or Copyrights by Licensee.

42.2 Upon termination of this Agreement, all payments then owed shall become immediately due and payable, all amounts owed after termination shall be paid within thirty (30) days of the invoiced sale, rental payment or other event creating an obligation to pay.

42.3 Upon termination of this Agreement, all rights licensed herein shall revert to the Licensor who may assign or license to others to use the Licensed Technology, Licensed Trademarks and Licensed Copyrights.

42.4 Upon termination of this Agreement, any and all sublicenses will remain in full force and effect, as stated in those individual sublicense agreements.
42.5 Upon termination of this Agreement, Licensee shall provide to Licensor free of charge the following related materials;

a) Copies of all patents and patent applications related to Licensed
Technology.

b) Copies of all documentation related to the Licensed Technology, including but not limited to, drawings, lab books, sketches, design layouts, source codes.

42.6 Upon termination of this Agreement Licensor shall have the right, but not the obligation to purchase all other materials relating to the Licensed Technology, including but not limited to, equipment, software, hardware, , Licensed Products, all production tooling, and related matters currently held by Licensee, that were needed by Licensee to sell, lease and service the Licensed Product at a reasonable price not to exceed the initial costs incurred by Licensee plus (10) ten percent.

42.7 Upon termination of this Agreement Licensee agrees to stop all further use of the Licensed Technology. The Licensee shall be responsible for any damages caused by the unauthorized use of Such materials or reproduction materials which are not turned over.

42.8 Following termination by Licensee, Licensor shall have no obligation to repay to Licensee any monies paid by Licensee under this Agreement.


43. MODIFICATION OF AGREEMENT

43.1 No modification of this Agreement shall be valid or binding unless the modification is executed in writing and signed by all parties to this Agreement.


44. NO WAIVER

44.1 No waiver by either party of a breach or a default hereunder shall be deemed a waiver by such party of a subsequent breach or default of a like or similar nature.


45. SEVERABILITY

45.1 In the event that any term or provision of this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement and shall be interpreted and construed as if such term or provision, to the extent the same shall have been held to be invalid, Illegal, or unenforceable, had never been contained herein.


46. APPLICABLE LAW

46.1 This Agreement shall be construed and governed in accordance with the laws of the State of Nevada.


47. JURISDICTION AND VENUE

47.1 The parties hereto agree that jurisdiction and venue shall be proper as provided for under law.

48. HEADINGS

48.1 The headings, titles and subtitles in this Agreement are inserted for convenience of reference only, and in no way define or limit the terms, scope or interpretation of any provisions of this Agreement.


49. GENDER AND INTERPRETATION OF TERMS AND PROVISIONS

49.1 The reference to any Party and/or Parties, and/or any nouns, pronouns and/or the like utilized to refer to any Party or Parties as the context may suggest or require in this Agreement shall likewise include both the singular and the plural, a corporation, co-partnership, individual or person acting in any fiduciary capacity, as the intent, purpose and language of this Agreement may imply, infer, state or suggest. All covenants and representations by any Party or Parties to this Agreement shall be joint and several as the context of this Agreement suggests or requires.


50. LEGAL NOTICES

50.1 All notices required to be sent to either party shall be in writing and sent by registered or certified mail, postage prepaid, return receipt requested, charges prepaid to the parties at the addresses given hereinabove, or such future addresses as the parties shall designate in writing. Payments and royalty reports can be sent by first class mail.


51. RELATIONSHIP OF THE PARTIES

51.1 This Agreement does not create a partnership or joint venture between the parties and the Licensee shall have no power to obligate or bind the Licensor in any manner whatsoever, except as specifically expressed in this Agreement.

52. ATTORNEY'S FEES

52.1 If either of the parties to this Agreement institute arbitration or legal proceedings to enforce the terms of this Agreement, to declare rights hereunder or to dispute, question or raise any question of fact, law or issue set forth in and resolved by the express terms of this Agreement, as the result of a breach of any covenant, condition or representation of this Agreement, or for any other reason, the parties agree that the unsuccessful party to such arbitration or legal proceedings shall pay the reasonable attorney's fees and legal costs of both parties, as the same may be approved by the arbitrator or court having jurisdiction over such proceedings.


53. INTEGRATION, ENTIRE AGREEMENT

53.1 This Agreement constitutes the entire Agreement between the Parties hereto pertaining to the subject matter hereof and supersedes all prior or contemporaneous agreements, terms, conditions, offers, understandings, warranties, statements, representations, negotiations or discussions, whether oral or written, of the Parties in connection with the subject matter hereof, except as specifically set forth herein. No supplements or modifications or waivers of this Agreement shall be binding unless executed in writing by the Party or Parties to be bound thereby. No waiver of any provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision herein or therein (whether or not similar), nor shall any such waiver constitute a continuing waiver unless otherwise expressly provided. Both parties hereby acknowledge that the execution of this Agreement was not induced or motivated by any promise or representation made by any other party, other than the promises and representations expressly set forth in this Agreement.

54. BINDING ON SUCCESSORS

54.1 All of the terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the Parties hereto, their assigns if permitted, heirs, administrators, executors, representatives, successors, agents, servants and employees.


55. INTERPRETATION

55.1 The Parties hereto acknowledge and agree that each has been given the opportunity to independently review this Agreement with legal counsel, and/or has the requisite experience and sophistication to understand, interpret, and agree to the particular language of the provisions hereof without benefit of legal counsel. In the event of an ambiguity in or dispute regarding the interpretation of any portion of this Agreement, the interpretation of this Agreement shall not be resolved by any rule of interpretation providing for interpretation against the Party who causes the uncertainty to exist or against the draftsman. In the event of an ambiguity in or dispute over the interpretation of, or conflict between the provisions, or rights and remedies authorized in this Agreement, the provisions and terms of this Agreement shall be superior and controlling on all Parties hereto.

56. GOOD FAITH AND FAIR DEALING

56.1 The covenant of good faith and fair dealing shall apply to each and every term, covenant, condition and provision of this Agreement.

57. TIME OF ESSENCE

57.1 Time is of the essence of this Agreement.

58. AUTHORITY

58.1 The undersigned individuals and/or entities executing this Agreement on behalf of themselves and/or their respective Parties represent and warrant that said individuals or entities are authorized to enter into and execute this Agreement on behalf of such Parties, the appropriate corporate resolutions or other consents have been passed and/or obtained, and that this Agreement shall be binding on the Party on whose behalf they are executing this Agreement. Without limiting the generality of the foregoing, the board of directors of the Licensee have duly authorized the execution, delivery, and performance of this Agreement by the Licensee, all of which are intended to be enforceable in accordance with the terms and conditions.

59. ACTIONS AND CLAIMS

59.1 There are no actions, suits or proceedings pending or, to the knowledge of Licensee threatened against Licensee in any court or before any administrative agency which would prevent Licensee from completing the transactions provided for herein, or in the Promissory Notes. The Licensee has complied with all laws (including rules and regulations thereunder) of federal, state, and local governments (and all agencies thereof), and no charge, complaint, action, suit, proceeding, hearing, investigation, claim, demand, or notice has been filed or commenced against Licensee alleging any failure to comply with any such law or regulation.

60. TITLE TO TECHNOLOGY

60.1 Licensor has good and marketable title to the Licensed Technology and the related Patent applications and Licensee shall not do anything after the date hereof which would render its title to the Licensed Technology and the Patent applications unmarketable, or impair the return of a clear title to Licensor in the event of Licensee's default. Provided, however, it is not the intention of this provision to limit Licensee's ability to use and contract for the use of the Licensed Technology in the ordinary course of its business.

62. FACSIMILE EXECUTION OF AGREEMENT

62.1 For the convenience of the parties hereto, it is agreed that this Agreement may be initially executed with facsimile signatures and in said event such facsimile signatures shall have the same binding force and effect as original signatures. In the event that facsimile signatures are utilized, the parties further covenant and agree to immediately exchange and execute as many original copies of this Agreement as are necessary, by mail or other means as expeditiously as possible so that each party to the Agreement shall have a copy of the Agreement fully executed with original signatures.

63. COUNTERPART ORIGINAL AGREEMENTS

63.1 This Agreement shall be executed in multiple original counterparts with each party retaining one copy thereof.

64. EFFECTIVE DATE OF AGREEMENT AND TERM OF AGREEMENT

64.1 The effective date of this Agreement is the date as of which this Agreement has been executed by all parties hereto.

64.2 This Agreement shall terminate when terminated by Licensor or Licensee as provided in this Agreement. If neither party terminates this Agreement as provided herein, then appropriate provisions of this Agreement shall be applied until complete cessation of all use of the Licensed Trademarks, Licensed Copyrights, and Licensed Technology by Licensee, or until no further payments are due hereunder, whichever is longer.

65. ARBITRATION

65.1 Any controversy or claim arising out of or relating to this Agreement or tile breach of any representation, warranty, covenant or agreement contained herein, shall be decided by arbitration in accordance with the Commercial Arbitration Rules (C.A.R.') of the American Arbitration Association (A.A.A.) unless the parties otherwise mutually agree in writing, The dispute shall be decided by a panel of three arbitrators (each an 'Arbitrator' and collectively, the 'Arbitrators') one arbitrator chosen by each of the Licensor and Licensee, and the third by the two selected arbitrators in accordance with C.A.R. and A.A.A. The decision and the award of damages rendered by a majority of the Arbitrators shall be final and in binding and judgment may be entered upon it in any court having jurisdiction thereof.

65.2 The arbitration shall be held as promptly as practicable after actual receipt of notice that the other party has filed a notice for arbitration with the A.A.A. (the "Notice') on such date, and at such a place and time convenient to the parties and to the Arbitrators, except that if the parties cannot agree, the Arbitrators shall decide such date, place and time. The Arbitrators shall make their decision promptly and any award of damages shall be made, unless otherwise mutually agreed by the parties in writing, no later than fifteen (15) days from the date of closing of the hearings or if oral hearings have been waived. from the date of transmitting the final statements and proofs to the Arbitrators.

66. EXECUTION BY LICENSEE - CASINOVATIONS INCORPORATED


Date:                        By:



State of Nevada   )
                  ) ss.
 County of  Clark )

I certify that I know or have satisfactory evidence that signed this instrument, and upon oath acknowledged that he had authority to act in behalf of Casinovations, Incorporated and further acknowledged this instrument to be the free and voluntary act of such party for the uses and purposes mentioned in this instrument.


Dated:
                           Notary Public

Residing it

[SEAL]                     My appointment expires:

67. EXECUTION BY LICENSOR- TECHNOLOGY DEVELOPMENT CENTER, LLC


Date:                      By:


State of Nevada      )
                     ) ss.
County of  Clark     )



I certify that I know or have satisfactory evidence that signed this instrument, and upon oath acknowledged that he had authority to act in behalf off Bitstream Technologies, Inc. manager of Technology Development Center, LLC. and further acknowledged this instrument to be the free and voluntary act of such party for the uses and purposes mentioned in this instrument.



Dated:
                            Notary Public

Residing at

[SEAL]                      My appointment expires: